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Exhibit 10.25

UNOVA, INC.

BOARD OF DIRECTORS' RESOLUTIONS
GRANT OF STOCK OPTIONS TO OFFICERS OF UNOVA, INC.
IN LIEU OF COMPENSATION

        WHEREAS, this corporation proposes to give its officers the opportunity to elect to receive certain options to purchase the Common Stock of this corporation in lieu of receiving a portion of the compensation to which they would otherwise be entitled to receive during the 2002 fiscal year, whether comprising base salary for fiscal 2002 or the bonus award to such officer made with respect to the 2002 fiscal year but payable in 2002; and

        WHEREAS, this Board of Directors desires that no employee who voluntarily elects to receive such stock options shall in any way experience any adverse effect under this corporation's Restoration Plan, Supplemental Executive Retirement Plan, Supplemental Executive Retirement Agreement dated as of March 15, 2000, between this corporation and Larry D. Brady, or Change of Control Employment Agreements;

        NOW, THEREFORE, BE IT RESOLVED, that for all purposes of the UNOVA, Inc. Restoration Plan, all amounts of cash compensation, whether comprising base salary or bonus amounts payable in calendar 2002, which an employee elects to forego in order to receive stock options in lieu thereof shall, notwithstanding any provision of the Restoration Plan to the contrary, be regarded as a portion of such employee's Annual Compensation (for the 2002 calendar year but for no other period of time), as that term is defined and used in such Restoration Plan;

        RESOLVED FURTHER, that for purposes of the UNOVA, Inc. Supplemental Executive Retirement Plan any amounts of base salary which a participant elects to forego during the 2002 fiscal year in order to receive employee stock options shall be regarded as a part of the participant's "gross base salary" for 2002 for purposes of computing the employee's Average Earnings as that term is defined and used in the Supplemental Executive Retirement Plan; and all amounts of the employee's bonus award with respect to the 2001 fiscal year but payable during 2002 which are foregone by the employee for purposes of receiving stock options shall be included in the employee's "Bonus", as that term is used in the formula for computing Average Earnings and shall be deemed to have been paid to the participant in equal monthly installments during the 2001 fiscal year; and

        RESOLVED FURTHER, that for purposes of the Agreement between the Corporation and Larry D. Brady referred to above any amounts of base salary which Mr. Brady elects to forego during the 2002 fiscal year for the purpose of receiving stock options in lieu thereof shall be regarded as part of his "Gross Base Salary" for 2002 for purposes of computing Mr. Brady's Average Earnings as that term is defined and used in such Retirement Agreement; and all amounts of Mr. Brady's bonus with respect to the 2001 fiscal year but payable during 2002 which are foregone by Mr. Brady for the purpose of receiving stock options shall be included in Mr. Brady's "Bonus" as that term is used in the formula for computing his Average Earnings and shall be deemed to have been paid in equal monthly installments during the 2001 fiscal year; and

        RESOLVED, that for purposes of each and every calculation to be made under any so-called Change of Control Employment Agreement between this corporation and any of its executives (whether or not such executive is an officer of this corporation) the term "Annual Base Salary" when applicable to the 2002 fiscal year shall include the amount of cash which such executive has foregone for the purpose of receiving in lieu thereof stock options; and the term "Annual Bonus" when applicable to the 2001 fiscal year shall include the amount of the bonus awarded to the executive with respect to the 2001 fiscal year but payable during 2002 which the executive has elected to forego for the purpose of receiving in lieu thereof stock options.

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February 7, 2002

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UNOVA, INC. BOARD OF DIRECTORS' RESOLUTIONS GRANT OF STOCK OPTIONS TO OFFICERS OF UNOVA, INC. IN LIEU OF COMPENSATION